UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 7, 2002

COMMISSION FILE NO. 0-25842

PG&E Gas Transmission, Northwest Corporation
(Exact name of registrant as specified in its charter)

California	94-1512922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 SW Fifth Avenue, Suite 900, Portland, OR	97201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (503) 833-4000

Item 5.    Other Events

On August 5, 2002 Moody’s Investors Service (Moody’s), a major credit rating agency, announced that it had changed the rating on the senior unsecured debt securities of PG&E National Energy Group, Inc. (PG&E NEG) to Ba2 from Baa2 and maintained its negative rating outlook. PG&E Gas Transmission, Northwest Corporation (PG&E GTN) is an indirect wholly owned subsidiary of PG&E NEG. Moody’s also announced that it had changed the rating on the senior unsecured debt of PG&E GTN to Baa2 from Baa1 with a negative rating outlook. PG&E GTN’s short-term rating for commercial paper was confirmed at Prime-2.

According to Moody’s, “The rating action for PG&E GTN … reflects the increased pressure that may be placed on subsidiary cash flow and liquidity to help support the parent’s energy merchant business.”

Moody’s also stated that “the negative outlook for PG&E GTN reflects the possibility that PG&E GTN could be called upon to provide a material amount of guarantees to support obligations of PG&E NEG or its trading company affiliate. While Moody’s recognizes the value provided to PG&E GTN through legal ring fencing, a material amount of counterparty obligations guaranteed by PG&E GTN could potentially weaken the protection provided by the ring fencing.”

PG&E NEG has reviewed its estimated sources and uses of cash over the next 12 months, and believes that its liquidity is sufficient to meet the anticipated cash requirements, including those associated with the rating agencies’ actions, including Moody’s action of August 5, 2002. The PG&E NEG’s liquidity analysis appears in its most recent quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the U.S. Securities and Exchange Commission on August 2, 2002.

As PG&E GTN disclosed in its most recent quarterly report on Form 10-Q for the quarter ended June 30, 2002 filed with the U.S. Securities and Exchange Commission on August 2, 2002, at June 30, 2002 and December 31, 2001 guarantees, on behalf of PG&E NEG subsidiaries other than North Baja Pipeline, LLC, with a face value of $614.8 million and $985.4 million, respectively, were outstanding, with an overall net exposure of $60.7 million and $28.9 million, respectively, on the transactions supported by the guarantees. The net exposure is comprised of the amount of outstanding guarantees directly supporting underlying transactions, net of offsetting positions, cash, and other collateral. Also, at June 30, 2002 and December 31, 2001, a total of $13.0 million and $47.0 million, respectively, of guarantees were outstanding on behalf of North Baja Pipeline, LLC. PG&E GTN has significantly reduced the face amount of the guarantees during the first six months of 2002 and intends to further reduce this exposure to the extent possible.

PG&E GTN believes that it will have the ability to fully finance its operations and construction activities and to comply with all of the terms of its existing debt covenants not withstanding the financial situation or credit rating changes of any of its affiliates. The ratings agencies’ actions, including Moody’s action of August 5, 2002, will only slightly increase PG&E GTN’s cost to borrow money under its Credit Agreement which currently has no outstanding borrowings. (The increase in borrowing costs would only total $125,000 per year assuming that the full $125 million is outstanding under the Credit Agreement.)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION (Registrant)

By:	/S/ THOMAS E. LEGRO
Thomas E. Legro Vice President and Controller

August 7, 2002

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